CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our reports dated February 24, 2011 relating to the financial statements and financial highlights of Core Balanced Strategy Trust, Core Allocation Trust, Core Disciplined Diversification Trust, Core Balanced Trust, Balanced Trust, Large Cap Trust, Core Strategy Trust, Lifestyle Growth Trust, and U.S. Equity Trust (formerly, U.S. Multi Sector Trust) appearing in the December 31, 2010 John Hancock Variable Insurance Trust (formerly, John Hancock Trust) Annual Reports to Shareholders. We also consent to the references to us under the headings “Financial Statements”, “Financial Highlights of the Funds”, and “Information Incorporated by Reference” in the Registration Statement.
We hereby also consent to the incorporation by reference in the May 2, 2011 Statement of Additional Information of John Hancock Variable Insurance Trust, as supplemented, of our reports dated February 24, 2011 relating to the financial statements and financial highlights of Core Balanced Strategy Trust, Core Allocation Trust, Core Disciplined Diversification Trust, Core Balanced Trust, Balanced Trust, Large Cap Trust, Core Strategy Trust, Lifestyle Growth Trust, and U.S. Equity Trust (formerly, U.S. Multi Sector Trust) appearing in the December 31, 2010 John Hancock Variable Insurance Trust (formerly, John Hancock Trust) Annual Reports to Shareholders, which are incorporated by reference in the Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the May 2, 2011 Statement of Additional Information of the John Hancock Variable Insurance Trust.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
January 12, 2012